Exhibit 99.1
Retail Ventures, Inc. Reports Third Quarter Operating Results
Columbus, Ohio, December 9, 2008 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the third quarter ended November 1, 2008.
•	Total sales for the three months ended November 1, 2008 increased 2.9% to $503.5 million from $489.4 million for the three months ended November 3, 2007. The Company’s same store sales decreased 3.3% for the comparable three months.

	Three months ended
	November 1,	November 3,
	2008	2007
	(in thousands)
Total Sales:
DSW	$391,355	$367,380
Filene’s Basement	112,150	122,014

	$503,505	$489,394

Comparable Sales Percentage:
DSW	(4.1)%	(3.0)%
Filene’s Basement	(1.0)%	1.2%

	(3.3)%	(2.1)%

•	Total sales for the nine months ended November 1, 2008 increased 0.7% to $1.43 billion from $1.42 billion for the nine months ended November 3, 2007. The Company’s same store sales decreased 4.2% for the comparable nine months.

	Nine months ended
	November 1,	November 3,
	2008	2007
	(in thousands)
Total Sales:
DSW	$1,114,794	$1,073,095
Filene’s Basement	314,781	346,776

	$1,429,575	$1,419,871

Comparable Sales Percentage:
DSW	(5.5)%	(0.5)%
Filene’s Basement	0.0%	3.3%

	(4.2)%	0.4%

•	The income from continuing operations for the three months ended November 1, 2008 was $8.0 million, or $0.16 per share on a diluted basis, compared to an income from continuing operations of $82.4 million, or $1.45 per share on a diluted basis last year.
•	The income from continuing operations for the nine months ended November 1, 2008 was $48.0 million, or $0.96 per share on a diluted basis, compared to an income from continuing operations of $211.1 million, or $3.62 per share on a diluted basis last year.

The Company believes the non-cash accounting reduction of expenses associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Three months ended		Nine months ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007
	(in thousands)
Operating profit:
Non-GAAP operating profit	$16,431	$29,628	$30,492	$64,359
Increase in fair value of derivative instruments	7,858	91,347	61,759	228,680

GAAP operating profit	$24,289	$120,975	$92,251	$293,039

Income (loss) from continuing operations:
Non-GAAP income (loss) from continuing operations	$96	$(8,914)	$(13,793)	$(17,584)
Increase in fair value of derivative instruments	7,858	91,347	61,759	228,680

GAAP income from continuing operations	$7,954	$82,433	$47,966	$211,096

Diluted earnings (loss) per share from continuing operations:
Non-GAAP diluted earnings (loss) per share from continuing operations	$0.00	$(0.16)	$(0.28)	$(0.30)
Increase in fair value of derivative instruments	0.16	1.61	1.24	3.92

GAAP diluted earnings per share from continuing operations	$0.16	$1.45	$0.96	$3.62

On January 23, 2008, Retail Ventures, Inc. disposed of an 81% ownership interest in its Value City Department Stores (“Value City”) operations. The results of the Value City operations during the three and nine months ended November 3, 2007 are presented in discontinued operations in the Condensed Consolidated Statements of Operations.
Retail Ventures, Inc. is a holding company whose subsidiaries, DSW and Filene’s Basement, operate retail stores. DSW is a leading United States branded footwear specialty retailer operating, as of November 1, 2008, 295 stores in 37 states. DSW also supplies shoes, under supply arrangements, to 345 locations for other non-related retailers in the United States and operates dsw.com. Filene’s Basement is an off-price retailer operating, as of November 1, 2008, 36 Filene’s Basement stores in major metropolitan areas in the northeastern and midwestern United States.
Webcast and Conference Call
To hear the Company’s live third quarter earnings conference call, log on to www.retailventuresinc.com at 6:00 p.m. ET on, December 9, 2008. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial 1-866-551-4520, followed by pin number 238373#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2008 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; impact of the disposition of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and shared service obligations; the risk of Value City not paying us or its other creditors for which Retail Ventures may have some liability; disruption of our distribution operations; our dependence on DSW for key services; the success of dsw.com; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; liquidity and investment risks related to our investments; risks inherent to international trade with countries that are major manufacturers of apparel and footwear; and security risks related to the electronic processing and transmission of confidential customer information. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer - (614) 238-4105

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	November 1,	February 2,
	2008	2008
ASSETS
Cash and equivalents	$96,526	$112,951
Restricted cash	260	257
Short-term investments	84,915	70,005
Accounts receivable, net	10,712	16,618
Inventories	418,664	339,320
Prepaid expenses and other current assets	32,495	31,232
Deferred income taxes	26,449	28,225

Total current assets	670,021	598,608

Property and equipment, net	278,753	254,659
Goodwill	25,899	25,899
Long-term investments	4,493	12,500
Tradenames and other intangibles, net	17,537	19,927
Conversion feature of long-term debt	52,329	30,848
Other assets	11,323	9,524

Total assets	$1,060,355	$951,965

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$189,103	$152,331
Accrued expenses	116,313	108,202
Warrant liability	4,337	42,213

Total current liabilities	309,753	302,746

Long-term obligations	170,309	157,793
Deferred income taxes and other noncurrent liabilities	173,270	158,154
Minority interest	174,469	160,349
Total shareholders’ equity	232,554	172,923

Total liabilities and shareholders’ equity	$1,060,355	$951,965

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007
Net sales	$503,505	$489,394	$1,429,575	$1,419,871
Cost of sales	(287,820)	(284,445)	(821,354)	(838,899)

Gross profit	215,685	204,949	608,221	580,972
Selling, general and administrative expenses	(201,509)	(177,193)	(583,301)	(521,554)
Change in fair value of derivative instruments	7,858	91,347	61,759	228,680
License fees and other income	2,255	1,872	5,572	4,941

Operating profit	24,289	120,975	92,251	293,039
Interest expense, net	(2,619)	(546)	(8,649)	(1,161)
Other non-operating income	1,486		1,486

Income from continuing operations before income taxes and minority interest	23,156	120,429	85,088	291,878
Income tax expense	(10,214)	(29,701)	(24,374)	(61,301)

Income from continuing operations before minority interest	12,942	90,728	60,714	230,577
Minority interest	(4,988)	(8,295)	(12,748)	(19,481)

Income from continuing operations	7,954	82,433	47,966	211,096
Income (loss) from discontinued operations, net of tax	2,035	(14,211)	8,908	(33,916)

Net income	$9,989	$68,222	$56,874	$177,180

Basic and diluted earnings (loss) per share:
Basic earnings per share from continuing operations	$0.16	$1.70	$0.99	$4.40
Diluted earnings per share from continuing operations	$0.16	$1.45	$0.96	$3.62
Basic earnings (loss) per share from discontinued operations	$0.04	$(0.29)	$0.18	$(0.71)
Diluted earnings (loss) per share from discontinued operations	$0.04	$(0.25)	$0.18	$(0.58)
Basic earnings per share	$0.21	$1.40	$1.17	$3.69
Diluted earnings per share	$0.20	$1.20	$1.14	$3.04

Shares used in per share calculations:
Basic	48,681	48,616	48,665	48,014
Diluted	48,817	56,655	49,803	58,267
     SOURCE: Retail Ventures, Inc.